EXHIBIT 10.2

RESPIRONICS, INC.

2005 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

ARTICLE I — PURPOSE; EFFECTIVE DATE

1.1.	Purpose. The purpose of this Respironics, Inc. 2005 Non-Employee Director Deferred Compensation Plan (hereinafter, the “Plan”) is to permit non-employee members of the Board of Respironics, Inc. to defer the receipt of Compensation which would otherwise become payable to them. It is intended that this Plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2.	Effective Date. The Plan shall be effective as of January 1, 2005.

ARTICLE II — DEFINITIONS

     For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1.	Account. “Account” means the account maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

2.2.	Beneficiary. “Beneficiary” means the person(s) designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.

2.3.	Beneficial Ownership. “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the Exchange Act.

2.4.	Board. “Board” means the Board of Directors of the Company.

2.5.	Change in Control. A “Change in Control” shall occur upon:

(a)	The Company’s acquisition of actual knowledge that any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 20% or more of the Voting Power of the Company;

(b)	The occurrence of the date provided for in action by the Board or the Committee, if any, to require election of the Committee as provided in Section 7.5 of this Plan, following the making of a Tender Offer to acquire securities of the Company entitling the holders thereof to 20% or more of the Voting Power of the Company;

(c)	The occurrence of the date provided for in action by the Board or the Committee, if any, to require election of the Committee as provided in Section 7.5 of the Plan, following the making of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board by any person other than the Company; or

(d)	The shareholders of the Company’s approval of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

2.6.	Committee. “Committee” means the Compensation Committee of the Board, except in the event of a Change in Control as provided in Section 7.5.

2.7.	Company. “Company” means Respironics, Inc., a Delaware corporation, or any successor.

2.8.	Company Stock Fund. The term “Company Stock Fund” means an investment alternative that provides for a hypothetical investment in shares of Company Common Stock, which may in the discretion of the Committee be offered as a Valuation Fund.

2.9.	Compensation. “Compensation” means a Director’s aggregate compensation payable by the Company for services rendered as a Director, including the annual base retainer and attendance fees for Board and committee meetings, but excluding any travel expense allowances, other expense reimbursements, or any non-cash compensation.

2.10.	Deferral Commitment. “Deferral Commitment” means a commitment made by a Participant to defer a portion of Compensation as set forth in Article III. The Deferral Commitment shall apply to each payment of Compensation. Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee. A Deferral Commitment shall remain in effect until modified as provided under Section 3.5, below.

2.11.	Deferral Period. “Deferral Period” means the calendar year in which deferrals are permitted; provided, however, that deferrals may not be made with respect to Compensation for services rendered prior to participation in the Plan.

2.12.	Determination Date. “Determination Date” means each calendar day.

2.13.	Director. The term “Director” means a non-employee member of the Company’s Board.

2.14.	Disability. “Disability” means a Participant is “disabled” as defined in Section 409A(a)(2)(c) of the Code, as determined by a physician approved by the Committee or its delegate.

2.15.	Distribution Election. “Distribution Election” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from the Account under this Plan, as elected by the Participant.

2.16.	Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.17.	Fair Market Value. “Fair Market Value” means the fair market value of Company Common Stock between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication or cite as the Committee, in its discretion, may determine to rely upon): (i) so long as the Company Common Stock is not listed on any principal United States securities exchange registered under the Exchange Act, the highest and lowest sales prices per share of the Company Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use, or (ii) in the event that the Company Common Stock is listed on such an exchange, the highest and lowest sales prices per share of the Company Common Stock for such date on such exchange. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Company Common Stock as so quoted on the nearest reasonable date before and after the date as of which Fair Market Value is to be determined. If the Fair Market Value of the Company Common Stock cannot be determined on the basis previously set forth in this Section 2.17, the Committee shall in good faith determine the fair market value of the Company Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.18.	Interest. “Interest” means the amount credited to a Participant’s Account on each Determination Date, which may include interest, dividends, gains and losses and which shall be based on the Valuation Funds chosen by the Participant in a manner consistent with Section 4.3, below. Such credits to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.19.	Mutual Fund. The term “Mutual Fund” means an investment alternative that provides for a hypothetical investment in various mutual funds, which may in the discretion of the Committee be offered as a Valuation Fund.

2.20.	Participant. “Participant” means any Director who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article III, below. Such Director shall remain a Participant in this Plan for the period of deferral and until such time as all vested benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.21.	Plan. “Plan” means this Respironics, Inc. 2005 Non-Employee Director Deferred Compensation Plan as amended from time to time.

2.22.	Retirement. “Retirement” means, for any Participant, the date on which a Participant ceases to be a Director of the Company for any reason other than resignation or removal for cause, provided that the Participant has attained at least age 55.

2.23.	Subsidiary. “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.24.	Tender Offer. “Tender Offer” means a tender offer or exchange offer to acquire securities of a corporation (other than such an offer made by the Company or a Subsidiary), whether or not such offer is approved or opposed by the Board.

2.25.	Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from (1) an illness or accident affecting the Participant or his or her spouse or dependent; (2) loss of the Participant’s property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

2.26.	Valuation Funds. “Valuation Funds” means one or more of the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant’s Account in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey, any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee by revision to Exhibit A and without requiring amendment of the Plan.

2.27.	Voting Power. “Voting Power” of the Company means such number of the Voting Shares of the Company as shall enable the holders thereof to cast such percentage of all of the votes that could be cast in an annual election of directors (without consideration of the rights of any other class of stock other than the Company’s Common Stock to elect directors by a separate class vote). “Voting Shares” means all securities of the Company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any other class of stock other than the Company’s Common Stock to elect directors by a separate class vote).

ARTICLE III — ELIGIBILITY AND PARTICIPATION

3.1.	Eligibility and Participation.

(a)	Eligibility. Eligibility to participate in the Plan shall be limited to Directors.

(b)	Participation. A Director shall be eligible to participate in this Plan as long as he or she remains a Director of the Company. Participation in the Plan by an eligible Director is voluntary and shall be effective upon the Participant’s completion and submission of a Deferral Commitment, an Allocation Form, and a Distribution Election to the Committee prior to the beginning of the Deferral Period.

(c)	First-Year Participation. When an individual first becomes eligible to participate in this Plan during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the individual first becomes eligible to participate. Such Deferral Commitment will be effective only with regard to Compensation earned following submission of the Deferral Commitment to the Committee.

3.2.	Form of Deferral Commitment. A Participant may elect to make a Deferral Commitment in the form permitted by the Committee. The Deferral Commitment shall specify the following:

(a)	Deferral Amounts; Accounts. A Deferral Commitment shall be effective with respect to each payment of Compensation payable by the Company to a Participant during the Deferral Period. All investment elections and investment change elections shall be made in accordance with the procedures established by the Committee and, if applicable, shall comply with any “insider” trading policies adopted by the Company and Rule 16b-3 of the Exchange Act as described in Section 3.2(e) below. The Participant shall set forth the amount to be deferred as a full percentage of Compensation. The percentage specified shall apply equally to each periodic payment of Compensation during the Deferral Period.

(b)	Allocation to Valuation Funds. The Participant shall specify in a separate form (known as the “Allocation Form”) filed with the Committee, the Participant’s initial allocation of the amounts deferred into his or her Account among the various available Valuation Funds.

(c)	Maximum Deferral. The maximum amount of each payment of Compensation that may be deferred shall be one hundred percent (100%).

(d)	Minimum Deferral. The minimum amount of each payment of Compensation that may be deferred shall be twenty-five percent (25%).

(e)	Restrictions on Transfers and Distributions. If a Director is an “insider” subject to Section 16 of the Exchange Act, the Plan shall be administered in accordance with Rule 16b-3 of the Exchange Act, as it applies to the Director. If required to comply with Rule 16b-3 of the Exchange Act:

(i)	A Director’s election to transfer deferrals from the Company Stock Fund to a Mutual Fund must be made at least 6 months after the Director last elected to transfer deferrals from the Mutual Fund to the Company Stock Fund.

(ii)	A Director’s election to transfer deferrals from a Mutual Fund to the Company Stock Fund must be made at least 6 months after the Director last elected to transfer deferrals from the Company Stock Fund to the Mutual Fund or to receive a cash distribution from the Company Stock Fund.

(iii)	If a Director’s benefit from the Company Stock Fund is to be paid in cash, the Director’s election to receive cash must be made at least 6 months after the Director’s most recent election to transfer deferrals into the Company Stock Fund.

     3.3. Period of Commitment. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for each Deferral Period unless the Deferral Commitment is revoked or amended in writing prior to the beginning of such succeeding Deferral Period, if succeeding Deferral Periods are permitted by the Committee.

     3.4. Commitment Limited by Termination. If a Participant’s service with the Company as a Director is terminated for any reason prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination.

     3.5. Modification of Deferral Commitment. Except as provided in Section 3.3 or 3.4 above, or Section 5.3 below, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

     3.6. Defaults in Event of Incomplete or Inaccurate Deferral Commitments. In the event that a Participant submits a Deferral Commitment to the Committee that contains information which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to assume the following, and such assumptions shall be communicated to the Participant:

(a)	If no Valuation Fund is selected – assume Money Market Fund was selected;

(b)	If Valuation Fund(s) selected equal less than 100% – assume that Money Market Fund was selected for balance;

(c)	If Valuation Fund(s) selected equal more than 100% – assume proportionate reduction to each Valuation Fund selected;

(d)	If no Distribution Election is chosen – assume three (3) annual installments were elected; and

(e)	If no Beneficiary is designated, Participant’s Beneficiary will be his or her estate.

3.7.	Modification of Distribution Election. Except as set forth in this Section 3.7, a Distribution Election shall be irrevocable. Any modifications to a Distribution Election for the Deferral Period:

(a)	Shall not become effective for 12 months following the date of the modification;

(b)	Shall be made at least 12 months prior to the initial distribution date of the Participant’s Account for the Deferral Period;

(c)	Shall delay such distribution date for a minimum of five years from the date the payment would otherwise have been made; and

(d)	Shall not reduce the number of payments that otherwise would be made to the Participant.

ARTICLE IV — DEFERRED ACCOUNT

4.1.	Accounts. The Compensation deferred by a Participant under the Plan and Interest shall be credited to the Participant’s Account. The Participants’ Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2.	Timing of Credits. A Participant’s deferred Compensation shall be credited to each Participant’s Account as soon as administratively practicable following the day on which the Compensation deferred would have otherwise been payable to the Participant.

4.3.	Valuation Funds.

(a)	Designation and Reallocation. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for the sole purpose of determining the amount of Interest to be credited or debited to the Participants’ Accounts. Such election shall designate the portion of each deferral of Compensation that shall be deemed to be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Subject to Section 3.2(e), upon notice to the Committee, the Participant may also reallocate the balance in each Valuation Fund among the other available Valuation Funds as of the next succeeding Determination Date, but in no event shall such re-allocation occur more frequently than daily. The election of deemed investments among the options provided shall be the sole responsibility of each Participant. The Company and Committee members are not authorized to make any recommendation to any Participant with respect to such election. Each Participant assumes all risk connected with any adjustment to the value of his or her Account. Neither the Committee nor the Company in any way guarantees against loss or depreciation.

(b)	Company Stock Fund. The Committee may make a Company Common Stock Fund available as a Valuation Fund under the Plan. The deferrals that a Participant elects to invest in the Company Stock Fund shall be converted into a hypothetical number of shares of Company Common Stock by dividing the applicable amount of deferrals by the Fair Market Value of the Company Common Stock on the date the deferrals are credited to the Participant’s Account or on such other date as may be determined by the Committee. As of the date that dividends (if any) are declared on outstanding shares of Company Common Stock

(or on such later date as may be determined by the Committee), the Company shall credit a Participant’s Company Stock Fund with additional hypothetical shares of Company Common Stock in an amount equal to the “Dividend Amount.” The “Dividend Amount” is the amount of dividends declared on the hypothetical shares of Company Common Stock in a Participant’s Account divided by the Fair Market Value of the Company stock on the date dividends are declared or on such other date as may be determined by the Committee. When deferrals are transferred out of the Company Stock Fund, the deferrals will be converted to a cash equivalent based upon the Fair Market Value of the Company Common Stock on the effective date of such transfer.

(c)	Mutual Fund. The Committee may make a Mutual Fund available as a Valuation Fund under the Plan. The deferrals that a Participant elects to invest in the Mutual Fund shall be adjusted for investment experience (either gains or losses) in a manner that equals the investment experience attributable to the one or more mutual funds offered as Valuation Funds by the Committee under the Plan. Participants who elect the Mutual Fund investment alternative for all or a portion of their Account shall elect among the mutual funds that are listed in Exhibit A (as may be amended by the Committee from time to time). Any deferrals that a Participant elects to invest in the Mutual Fund shall begin accruing investment experience at the time the deferrals are credited to the Participant’s Account or on such other date as may be determined by the Committee. When deferrals are transferred out of the Mutual Fund, the deferrals shall stop accruing investment experience under the Mutual Fund as of the effective date of such transfer.

4.4.	Determination of Accounts. Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

(a)	New Deferrals. Each Account shall be increased by any deferred Compensation credited since such prior Determination Date.

(b)	Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

(c)	Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the prior Determination Date had been invested in the applicable Valuation Funds chosen by the Participant.

4.5.	Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts of Compensation elected to be deferred under this Plan and Interest thereon.

4.6.	Loans. No loans to Participants of amounts credited to a Participant’s Account shall be permitted.

4.7.	Statement of Accounts. The Committee shall provide to each Participant a statement showing the balances in the Participant’s Account on a periodic basis.

ARTICLE V — PLAN BENEFITS

5.1.	Distributions.

(a)	Retirement Distributions. Following the Participant’s Retirement with the Company, the vested portion of a Participant’s Account shall be distributed to the Participant as soon as administratively practicable following the date on which the Participant’s Retirement occurs. Distribution of the vested portion of a Participant’s Account shall be made in a lump sum or annual installments as indicated on the Participant’s Distribution Election.

(b)	Non-Retirement Distributions. If a Participant ceases to serve as a Director of the Company prior to the attainment of age 55, or if the Participant ceases to serve as a Director at any time by reason of resignation (other than for Disability) or is removed from office for cause, then the vested portion of the Participant’s Account shall be distributed to the Participant as soon as administratively practicable following termination from service. Distribution of the vested portion of a Participant’s Account shall be made in a lump sum.

5.2.	Death or Disability Benefit. Upon the death or Disability of a Participant prior to the commencement of benefits under this Plan, the Company shall pay to the Participant, or the Participant’s Beneficiary, an amount equal to the vested Account balance in that Account in the form of a lump sum payment as soon as practicable following the Participant’s death or Disability. In the event of the death of the Participant after the commencement of benefits under this Plan from the Participant’s Account, the benefits from that Account shall be paid to the Participant’s designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

5.3.	Hardship Distributions. Notwithstanding the terms of any Deferral Commitment made by a Participant hereunder, the Committee may, in its sole discretion, permit the withdrawal of all or a portion of the vested amounts credited to a Participant’s Account, upon the request of the Participant or the Participant’s legal representative, or following the death of a Participant upon the request of a Participant’s Beneficiary or such Beneficiary’s representative, if the Committee determines that the Participant or Beneficiary, as the case may be, is confronted with an Unforeseeable Emergency. The Participant or Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted including, whether and the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or liquidation of the Participant’s assets, and other evidence as may be required under Section 409A of the Code. Any withdrawal under this Section shall be limited to the amount necessary to meet the emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the amount of the payment, in a single lump sum and in accordance with Section 4.4(b).

5.4.	Form of Payment. Unless otherwise specified in Section 5.1, 5.2, 5.3 or 5.5, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election, which Distribution Election shall be filed by the Participant when the Participant files his or her Deferral Commitment with respect to a Deferral Period. The Distribution Election filed for a Deferral Period shall govern deferrals made together with Interest thereon and is irrevocable. The permitted forms of benefit payments are:

(a)	A lump sum amount which is equal to the vested Account balance; and

(b)	Annual installments for a period of up to ten (10) years where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payments initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

5.5.	Small Account. If the total of a Participant’s vested, unpaid Account balance as of the time the payments are to commence from the Participant’s Account is less than $10,000, the remaining unpaid, vested Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.6.	Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution of the vested Account balance shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.7.	Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

5.8.	Limitation on Distributions. In the case of a change in ownership or effective control of the Company, as defined in Section 409A of the Code or the regulations thereunder, notwithstanding anything to the contrary herein, no distributions may be made earlier than the date permitted under Section 409A of the Code and the regulations thereunder to any Participant who is subject to such requirements.

ARTICLE VI — BENEFICIARY DESIGNATION

6.1.	Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more Beneficiaries (both primary as well as secondary) to whom benefits under this Plan and/or prior plans shall be paid in the event of the Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2.	Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3.	No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant predeceases the Participant or dies before complete distribution of the Participant’s vested benefits, the Participant’s benefits under this Plan shall be payable to the Participant’s estate.

6.4.	Effect of Payment. Payment of the vested Account balance to the Beneficiary or the Participant’s estate shall completely discharge the Company’s obligations under this Plan.

ARTICLE VII — ADMINISTRATION

7.1.	Committee; Duties. This Plan shall be administered by the Committee, except in the event of a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2.	Agents. The Committee may, from time to time, employ agents, including employees of the Company, and delegate to them such administrative or other duties as are required under the Plan and as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4.	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of such member’s gross negligence or willful misconduct.

7.5.	Election of Committee After Change in Control. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. After a Change in Control, no amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII — CLAIMS PROCEDURE

8.1.	Claims and Appeals Procedure. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable. The Committee shall establish a claims procedure that is in accordance with Company policies and that is intended to afford a reasonable opportunity to any Claimant for a full and fair review of any adverse decision of the Committee with respect to a Claimant’s claim or request.

ARTICLE IX — AMENDMENT AND TERMINATION OF PLAN

9.1.	Amendment. The Company, acting through the Board or the Board’s authorized delegate, may at any time amend the Plan in whole or in part by written instrument, notice of which is given to all Participants and to any Beneficiary receiving installment payments, provided, however, that no amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

9.2.	Termination of the Plan. The Company, acting through the Board or the Board’s authorized delegate, may at any time suspend or terminate the Plan as follows:

(a)	Suspension. The Board may suspend the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a suspension occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such suspension.

(b)	Termination. The Board may terminate the Plan in whole or in part by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate except with respect to the administration of prior deferred amounts.

ARTICLE X — MISCELLANEOUS

10.1.	Unfunded Plan. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under this Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under ERISA, or the Code and provided, further, that any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan will conform to the terms of any model rabbi trust, as then promulgated by the Internal Revenue Service. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan in whole or in part and take appropriate measures if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt. Notwithstanding anything to the contrary herein, there shall be no acceleration of the time or schedule of any payments under the Plan, except as may be provided in regulations under Section 409A of the Code.

10.2.	Company Obligation. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from the Company and shall not be an obligation of another company.

10.3.	Unsecured General Creditor. Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any assets of the Company. To the extent that any Participant or Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Participant and Beneficiary shall at all times have the status, of a general unsecured creditor of the Company.

10.4.	Nonalienation/Nonassignability. Except as may be required by law, neither the Participant nor any Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or Beneficiary hereunder, nor shall the Participant’s or Beneficiary’s rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Beneficiary, or any legal process.

10.5.	No Retention Guarantee. Nothing contained herein shall be deemed to give any Director the right to be retained in the service of the Company.

10.6.	Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such other action as may be requested by the Company.

10.7.	Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

10.8.	Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9.	Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail or recognized overnight delivery service. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the third business day following the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address at 1010 Murry Ridge Lane, Murrysville, Pennsylvania, Attention: Vice President, Human Resources, with a separate copy mailed to the Company’s General Counsel at the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

10.10.	Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

EXHIBIT A

Valuation Funds

BlackRock Money Market
BlackRock Intermediate Gov’t. Bond Portfolio
BlackRock Managed Income Portfolio
AIM Basic Value Fund
American Funds: Balanced Fund-A
Janus Adviser International Fund
Janus Adviser Worldwide Fund
America Funds-Growth Fund of America — A
INVESCO Dynamics — K
Respironics Common Stock
Respironics Non-Qualified SLF
MFS Value
BlackRock Large Cap Growth — A
Federated Mid-Cap Index
Fidelity Advisor Value Strategies

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